Exhibit 99.1

ANALYST CONTACT:	MEDIA CONTACT:
James Polehna	Renee Walker
(248) 244-4586	(248) 244-5362
james_polehna@kellyservices.com	renee_walker@kellyservices.com

KELLY SERVICES REPORTS 4% REVENUE INCREASE AND

19% OPERATING EARNINGS GROWTH FOR FOURTH QUARTER, 2007

TROY, MI (January 24, 2008) -— Kelly Services, Inc., a global provider of staffing services, today announced results for the fourth quarter and year ended December 30, 2007.

Carl T. Camden, President and Chief Executive Officer, announced revenue for the fourth quarter of 2007 totaled $1.5 billion, a 4% increase compared to the $1.4 billion for the corresponding quarter in 2006. Revenue for the full year totaled $5.7 billion, a 2% increase compared to the $5.5 billion for the full year of 2006.

Earnings from operations for the fourth quarter of 2007 totaled $26.5 million, a 19% increase compared to $22.3 million reported for the fourth quarter of 2006. Included in earnings from operations in the quarter are $1.4 million of restructuring costs related to our Americas Commercial operations.

Earnings from operations for the full year of 2007 totaled $80.1 million, a 3% increase compared to $78.0 million reported for 2006. Included in earnings from operations for the year are $8.9 million of costs related to the restructuring of our Americas Commercial and UK operations.

Diluted earnings per share from continuing operations in the fourth quarter of 2007 were $0.52, a decrease of 7% as compared to fourth quarter 2006 earnings of $0.56 per share. Included in fourth quarter diluted earnings is the $0.02 per share cost of the Americas Commercial restructuring. The effective tax rate for continuing operations in the fourth quarter was 33.0%, which is significantly higher than the 11.3% rate in the prior year. In 2006, Work Opportunity Credits in the U.S. were reinstated in the fourth quarter. As a result, we recognized the impact of an entire year’s worth of credits in the fourth quarter.

Diluted earnings per share from continuing operations for the full year of 2007 were $1.47, a decrease of 6% as compared to 2006 earnings of $1.56 per share. Included in 2007 diluted earnings per share from continuing operations is the $0.21 per share cost of the Americas Commercial and UK restructuring.

Commenting on the results, Camden said, “Despite continued weakness in the U.S. staffing market, we’re pleased that we delivered solid profitable results. We accomplished a number of key strategic objectives during the quarter as we continue to diversify geographically and move into higher margin fee based businesses.

“Revenue in our Americas Commercial segment, which accounted for 47% of total sales, decreased 6% year over year in the fourth quarter. Operating earnings totaled $25.0 million, and decreased 16% compared to last year. Included in the segment operating earnings are $1.4 million of restructuring costs. We have completed our America’s restructuring at a total cost of approximately $3.0 million, or $0.05 per share.

“Revenue in the Americas PTSA segment, which accounted for 20% of total sales, increased 6% year over year in the fourth quarter. Operating earnings totaled $17.4 million and increased 16% on a year over year basis.

“Revenue in our International Commercial segment, which accounted for 29% of total sales, increased 19% year over year in the fourth quarter. On a constant currency basis, revenue increased 8%. The segment operating earnings totaled $5.7 million, up significantly compared to $255 thousand the prior year.

“Revenue in our International PTSA segment, which accounted for 4% of total sales, increased 30% year over year in the fourth quarter. On a constant currency basis, revenue increased 17%. Operating earnings totaled $975 thousand, an increase of 288% compared to earnings of $251 thousand the prior year.

“Corporate expenses totaled $22.5 million, a decrease of 2% compared to the prior year.

Mr. Camden added, “We expect first quarter 2008 earnings to be in the range of $0.19 to $0.23 per share, compared to $0.14 per share from continuing operations in the first quarter of 2007. Included in the first quarter 2007 earnings from continuing operations are $.07 of UK restructuring costs.

In conjunction with its fourth quarter earnings release, Kelly Services, Inc. will host a conference call at 9:00 a.m. (ET) on January 24, 2008 to review the results and answer questions. The call may be accessed in one of the following ways:

Via the Telephone:

U.S.	1-800-230-1059
International	1-612-332-0226

The pass code is Kelly Services

Via the Internet:

The call is also available via the internet through the Kelly Services website:

www.kellyservices.com

This release contains statements that are forward looking in nature and accordingly, are subject to risks and uncertainties. These factors include: competition, changing market and economic conditions, currency fluctuations, changes in laws and regulations, including tax laws, and other factors discussed in this release and in the company’s filings with the Securities and Exchange Commission. Actual results may differ materially from any projections contained herein.

Kelly Services, Inc. (NASDAQ: KELYA, KELYB) is a world leader in human resources solutions headquartered in Troy, Michigan, offering temporary staffing services, outsourcing, vendor on-site and full-time placement. Kelly operates in 37 countries and territories. Kelly provides employment to more than 750,000 employees annually, with skills including office services, accounting, engineering, information technology, law, science, marketing, creative services, light industrial, education, and health care. Revenue in 2007 was $5.7 billion. Visit www.kellyservices.com.

KELLY SERVICES, INC. AND SUBSIDIARIES

STATEMENTS OF EARNINGS

FOR THE 13 WEEKS ENDED DECEMBER 30, 2007 AND DECEMBER 31, 2006

(UNAUDITED)

(In thousands of dollars except per share data)

	2007	2006	Change	% Change

Revenue from services	$1,475,759	$1,421,376	$54,383	3.8%

Cost of services	1,210,323	1,181,884	28,439	2.4

Gross profit	265,436	239,492	25,944	10.8

Selling, general and administrative expenses	238,895	217,191	21,704	10.0

Earnings from operations	26,541	22,301	4,240	19.0

Other income, net	1,021	618	403	65.2

Earnings from continuing operations before taxes	27,562	22,919	4,643	20.3

Income taxes	9,089	2,591	6,498	250.8

Earnings from continuing operations	18,473	20,328	(1,855)	(9.1)

Earnings from discontinued operations, net of tax	158	4,114	(3,956)	(96.2)

Net earnings	$18,631	$24,442	$(5,811)	(23.8	) %

Basic earnings per share
Earnings from continuing operations	$0.52	$0.56	$(0.04)	(7.1	) %
Earnings from discontinued operations	-	0.11	(0.11)	(100.0)

Net earnings	$0.52	$0.68	$(0.16)	(23.5	) %

Diluted earnings per share
Earnings from continuing operations	$0.52	$0.56	$(0.04)	(7.1	) %
Earnings from discontinued operations	-	0.11	(0.11)	(100.0)

Net earnings	$0.52	$0.67	$(0.15)	(22.4	) %

STATISTICS:

Gross profit rate	18.0%	16.8%	1.2%

Selling, general and administrative expenses:
% of revenue	16.2	15.3	0.9
% of gross profit	90.0	90.7	(0.7)

% Return - Earnings from operations	1.8	1.6	0.2
Earnings from continuing operations before taxes	1.9	1.6	0.3
Earnings from continuing operations	1.3	1.4	(0.1)
Net earnings	1.3	1.7	(0.4)

Effective income tax rate	33.0%	11.3%	21.7%

Average number of shares outstanding (thousands):
Basic	35,759	36,182
Diluted	35,858	36,524

KELLY SERVICES, INC. AND SUBSIDIARIES

STATEMENTS OF EARNINGS

FOR THE 52 WEEKS ENDED DECEMBER 30, 2007 AND DECEMBER 31, 2006

(In thousands of dollars except per share data)

	2007	2006	Change	% Change

Revenue from services	$5,667,589	$5,546,778	$120,811	2.2%

Cost of services	4,678,500	4,640,052	38,448	0.8

Gross profit	989,089	906,726	82,363	9.1

Selling, general and administrative expenses	909,009	828,685	80,324	9.7

Earnings from operations	80,080	78,041	2,039	2.6

Other income, net	3,211	1,471	1,740	118.3

Earnings from continuing operations before taxes	83,291	79,512	3,779	4.8

Income taxes	29,567	22,727	6,840	30.1

Earnings from continuing operations	53,724	56,785	(3,061)	(5.4)

Earnings from discontinued operations, net of tax	7,292	6,706	586	8.7

Net earnings	$61,016	$63,491	$(2,475)	(3.9	) %

Basic earnings per share
Earnings from continuing operations	$1.48	$1.58	$(0.10)	(6.3	) %
Earnings from discontinued operations	0.20	0.19	0.01	5.3

Net earnings	$1.68	$1.76	$(0.08)	(4.5	) %

Diluted earnings per share
Earnings from continuing operations	$1.47	$1.56	$(0.09)	(5.8	) %
Earnings from discontinued operations	0.20	0.18	0.02	11.1

Net earnings	$1.67	$1.75	$(0.08)	(4.6	) %

STATISTICS:

Gross profit rate	17.5%	16.3%	1.2%

Selling, general and administrative expenses:
% of revenue	16.0	14.9	1.1
% of gross profit	91.9	91.4	0.5

% Return - Earnings from operations	1.4	1.4	0.0
Earnings from continuing operations before taxes	1.5	1.4	0.1
Earnings from continuing operations	0.9	1.0	(0.1)
Net earnings	1.1	1.1	0.0

Effective income tax rate	35.5%	28.6%	6.9%

Average number of shares outstanding (thousands):
Basic	36,357	35,999
Diluted	36,495	36,314

KELLY SERVICES, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS BY SEGMENT

(UNAUDITED)

(In thousands of dollars)

	Fourth Quarter
	2007	2006	Change	% Change
Revenue from Services:
Americas - Commercial	$695,839	$739,118	$(43,279)	(5.9	) %
Americas - PTSA	292,830	277,347	15,483	5.6

Total Americas	988,669	1,016,465	(27,796)	(2.7)

International - Commercial	435,034	364,842	70,192	19.2
International - PTSA	52,056	40,069	11,987	29.9

Total International	487,090	404,911	82,179	20.3

	$1,475,759	$1,421,376	$54,383	3.8%

Earnings from Operations (As Reported):
Americas - Commercial	$25,003	$29,614	$(4,611)	(15.6	) %
Americas - PTSA	17,416	15,085	2,331	15.5

Total Americas	42,419	44,699	(2,280)	(5.1)

International - Commercial	5,658	255	5,403	NM
International - PTSA	975	251	724	288.4

Total International	6,633	506	6,127	NM

Corporate Expense	(22,511)	(22,904)	393	1.7

	$26,541	$22,301	$4,240	19.0%

Earnings from Operations (Excluding Restructuring Charges):
Americas - Commercial	$26,445	$29,614	$(3,169)	(10.7	) %
Americas - PTSA	17,416	15,085	2,331	15.5

Total Americas	43,861	44,699	(838)	(1.9)

International - Commercial	5,559	255	5,304	NM
International - PTSA	975	251	724	288.4

Total International	6,534	506	6,028	NM

Corporate Expense	(22,511)	(22,904)	393	1.7

	$27,884	$22,301	$5,583	25.0%

KELLY SERVICES, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS BY SEGMENT

(In thousands of dollars)

	December Year to Date
	2007	2006	Change	% Change
Revenue from Services:
Americas - Commercial	$2,759,398	$2,916,079	$(156,681)	(5.4	) %
Americas - PTSA	1,105,752	1,108,329	(2,577)	(0.2)

Total Americas	3,865,150	4,024,408	(159,258)	(4.0)

International - Commercial	1,603,958	1,378,540	225,418	16.4
International - PTSA	198,481	143,830	54,651	38.0

Total International	1,802,439	1,522,370	280,069	18.4

	$5,667,589	$5,546,778	$120,811	2.2%

Earnings from Operations (As Reported):
Americas - Commercial	$88,054	$102,935	$(14,881)	(14.5	) %
Americas - PTSA	59,161	58,090	1,071	1.8

Total Americas	147,215	161,025	(13,810)	(8.6)

International - Commercial	10,064	567	9,497	NM
International - PTSA	2,717	641	2,076	323.9

Total International	12,781	1,208	11,573	NM

Corporate Expense	(79,916)	(84,192)	4,276	5.1

	$80,080	$78,041	$2,039	2.6%

Earnings from Operations (Excluding Restructuring Charges):
Americas - Commercial	$91,007	$102,935	$(11,928)	(11.6	) %
Americas - PTSA	59,161	58,090	1,071	1.8

Total Americas	150,168	161,025	(10,857)	(6.7)

International - Commercial	16,000	567	15,433	NM
International - PTSA	2,717	641	2,076	323.9

Total International	18,717	1,208	17,509	NM

Corporate Expense	(79,916)	(84,192)	4,276	5.1

	$88,969	$78,041	$10,928	14.0%

KELLY SERVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF CONSTANT CURRENCY

REVENUE FROM SERVICES TO REPORTED REVENUE FROM SERVICES

(UNAUDITED)

(In thousands of dollars)

	Fourth Quarter
	2007	2006	Change	% Change

Revenue from services - constant currency*:
Americas - Commercial	$686,725	$739,118	$(52,393)	(7.1	) %
Americas - PTSA	292,241	277,347	14,894	5.4

Total Americas - constant currency*	978,966	1,016,465	(37,499)	(3.7)

International - Commercial	393,868	364,842	29,026	8.0
International - PTSA	46,942	40,069	6,873	17.2

Total International - constant currency*	440,810	404,911	35,899	8.9

Total revenue from services - constant currency*	1,419,776	1,421,376	(1,600)	(0.1	) %
Foreign currency impact	55,983		55,983

Revenue from services	$1,475,759	$1,421,376	$54,383	3.8%

	December Year to Date
	2007	2006	Change	% Change

Revenue from services - constant currency*:
Americas - Commercial	$2,745,728	$2,916,079	$(170,351)	(5.8	) %
Americas - PTSA	1,104,880	1,108,329	(3,449)	(0.3)

Total Americas - constant currency*	3,850,608	4,024,408	(173,800)	(4.3)

International - Commercial	1,479,957	1,378,540	101,417	7.4
International - PTSA	182,763	143,830	38,933	27.1

Total International - constant currency*	1,662,720	1,522,370	140,350	9.2

Total revenue from services - constant currency*	5,513,328	5,546,778	(33,450)	(0.6	) %
Foreign currency impact	154,261		154,261

Revenue from services	$5,667,589	$5,546,778	$120,811	2.2%

*	Information on constant currencies is provided to allow investors to separate the impact of foreign currency translations on reported results. Constant currency results are calculated by translating the current year results at prior year average exchange rates.

KELLY SERVICES, INC. AND SUBSIDIARIES

SUMMARY OF DISCONTINUED OPERATIONS

(UNAUDITED)

(In thousands of dollars)

	Fourth Quarter		December Year to Date
	2007	2006	2007	2006
Revenue from services	$-	$22,347	$14,777	$92,247

Operating (loss) income from discontinued operations	$(119)	$2,973	$1,454	$7,248
Less: Income taxes	(277)	1,113	328	2,796

Earnings from discontinued operations, net of tax	158	1,860	1,126	4,452

Gain on sale of discontinued operations	-	3,731	10,153	3,731
Less: Income taxes	-	1,477	3,987	1,477

Gain on sale of discontinued operations, net of tax	-	2,254	6,166	2,254

Discontinued operations, net of tax	$158	$4,114	$7,292	$6,706

Effective March 31, 2007, the Company sold Kelly Home Care (“KHC”), a wholly owned subsidiary. Effective December 31, 2006, the Company sold Kelly Staff Leasing (“KSL”), a wholly owned subsidiary. The operating results for KHC and KSL, as well as the gains on the sales of KHC and KSL, have been excluded from earnings from continuing operations. This schedule provides information on KHC’s and KSL’s results from operations for the fourth quarter of 2007 and 2006 and year to date 2007 and 2006, as well as the gains on the sales of KHC and KSL, all of which are included as discontinued operations on the face of the statements of earnings.

KELLY SERVICES, INC. AND SUBSIDIARIES

BALANCE SHEETS

(In thousands of dollars)

	December 30, 2007	December 31, 2006
Current Assets
Cash and equivalents	$92,817	$118,428
Trade accounts receivable, less allowances of $18,172 and $16,818, respectively	888,334	838,246
Prepaid expenses and other current assets	53,392	45,316
Deferred taxes	29,294	29,543

Total current assets	1,063,837	1,031,533

Property and Equipment, Net	178,019	170,288

Noncurrent Deferred Taxes	43,436	35,437

Goodwill, Net	147,168	96,504

Other Assets	141,537	135,662

Total Assets	$1,573,997	$1,469,424

Current Liabilities
Short-term borrowings	$49,729	$68,928
Accounts payable	171,471	132,819
Accrued payroll and related taxes	270,575	274,284
Accrued insurance	23,696	24,191
Income and other taxes	69,779	68,055

Total current liabilities	585,250	568,277

Noncurrent Liabilities
Long-term debt	48,394	-
Accrued insurance	60,404	57,277
Accrued retirement benefits	78,382	71,990
Other long-term liabilities	13,338	13,323

Total noncurrent liabilities	200,518	142,590

Stockholders’ Equity
Common stock	40,116	40,116
Treasury stock	(106,312)	(78,841)
Paid-in capital	34,500	32,048
Earnings invested in the business	777,338	735,104
Accumulated other comprehensive income	42,587	30,130

Total stockholders’ equity	788,229	758,557

Total Liabilities and Stockholders’ Equity	$1,573,997	$1,469,424

STATISTICS:
Working Capital	$478,587	$463,256
Current Ratio	1.8	1.8
Debt-to-capital %	11.1%	8.3%
Global Days Sales Outstanding	55	54

KELLY SERVICES, INC. AND SUBSIDIARIES

STATEMENTS OF CASH FLOWS

FOR THE 52 WEEKS ENDED DECEMBER 30, 2007 AND DECEMBER 31, 2006

(In thousands of dollars)

	2007	2006

Cash flows from operating activities
Net earnings	$61,016	$63,491
Noncash adjustments:
Depreciation and amortization	42,601	41,730
Provision for bad debts	6,654	5,178
Stock-based compensation	3,941	5,286
Gain on sale of discontinued operations	(6,166)	(2,254)
Other, net	(573)	(405)
Changes in operating assets and liabilities	(34,129)	3,239

Net cash from operating activities	73,344	116,265

Cash flows from investing activities
Capital expenditures	(45,975)	(45,526)
Proceeds from sale of discontinued operations	12,500	6,500
Acquisition of companies, net of cash received	(48,417)	(4,663)
Investment in unconsolidated affiliate	-	(20,729)
Other investing activities	(532)	(550)

Net cash from investing activities	(82,424)	(64,968)

Cash flows from financing activities
Net increase (decrease) in revolving line of credit	17,500	(11,022)
Proceeds from debt	57,277	20,729
Repayment of debt	(49,054)	-
Dividend payments	(19,114)	(16,420)
Purchase of treasury stock	(34,703)	-
Stock options and other stock sales	5,781	10,973
Other financing activities	(165)	(2,873)

Net cash from financing activities	(22,478)	1,387

Effect of exchange rates on cash and equivalents	5,947	2,045

Net change in cash and equivalents	(25,611)	54,729
Cash and equivalents at beginning of period	118,428	63,699

Cash and equivalents at end of period	$92,817	$118,428

KELLY SERVICES, INC. AND SUBSIDIARIES

REVENUE FROM SERVICES

(UNAUDITED)

(In thousands of dollars)

	Fourth Quarter
			% Change
	2007	2006	US$		Constant Currency
Americas
United States	$881,640	$910,698	(3.2	) %	(3.2	) %
Canada	69,041	66,741	3.4		(11.0)
Puerto Rico	19,431	19,362	0.4		0.4
Mexico	18,557	19,664	(5.6)		(6.0)

Total Americas	988,669	1,016,465	(2.7)		(3.7)

EMEA
United Kingdom	114,113	110,608	3.2		(3.5)
France	87,084	72,703	19.8		6.7
Switzerland	50,199	45,960	9.2		1.3
Italy	31,893	30,744	3.7		(7.6)
Norway	21,527	15,631	37.7		16.5
Russia	19,652	14,384	36.6		23.0
Germany	20,091	12,504	60.7		43.3
Other	42,402	34,178	24.1		10.4

Total EMEA	386,961	336,712	14.9		4.2

APAC
Australia	39,779	30,350	31.1		13.4
Singapore	18,373	12,593	45.9		36.2
Other	41,977	25,256	66.2		52.0

Total APAC	100,129	68,199	46.8		31.9

Total Kelly Services, Inc.	$1,475,759	$1,421,376	3.8%		(0.1	) %

KELLY SERVICES, INC. AND SUBSIDIARIES

REVENUE FROM SERVICES

(UNAUDITED)

(In thousands of dollars)

	December Year to Date
			% Change
	2007	2006	US$		Constant Currency
Americas
United States	$3,454,922	$3,603,284	(4.1	) %	(4.1	) %
Canada	260,050	272,727	(4.6)		(10.0)
Puerto Rico	76,772	76,939	(0.2)		(0.2)
Mexico	73,406	71,458	2.7		2.9

Total Americas	3,865,150	4,024,408	(4.0)		(4.3)

EMEA
United Kingdom	469,903	441,847	6.3		(2.2)
France	315,008	274,694	14.7		5.1
Switzerland	180,951	160,555	12.7		7.9
Italy	124,674	118,501	5.2		(3.5)
Norway	78,050	56,463	38.2		25.9
Russia	68,528	51,958	31.9		23.1
Germany	65,593	41,890	56.6		43.4
Other	153,209	120,012	27.7		16.8

Total EMEA	1,455,916	1,265,920	15.0		6.2

APAC
Australia	135,886	117,694	15.5		3.5
Singapore	62,447	50,527	23.6		17.2
Other	148,190	88,229	68.0		56.2

Total APAC	346,523	256,450	35.1		24.3

Total Kelly Services, Inc.	$5,667,589	$5,546,778	2.2%		(0.6	) %

KELLY SERVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(UNAUDITED)

(In thousands of dollars except per share data)

	Fourth Quarter
	2007		2006
	Amount	Per Share	Amount	Per Share
Earnings from continuing operations	$18,473	$0.52	$20,328	$0.56
Restructuring charges, net of taxes (Notes 1 & 2)	802	0.02	-	-

Earnings from continuing operations excluding restructuring charges, net of taxes	$19,275	$0.54	$20,328	$0.56

	Fourth Quarter
	2007		2006	% Change
Selling, general and administrative expenses	$238,895		$217,191
Restructuring charges (Notes 1 & 2)	(1,343)		-

Selling, general and administrative expenses excluding restructuring charges	$237,552		$217,191	9.4%

Earnings from operations	$26,541		$22,301
Restructuring charges (Notes 1 & 2)	1,343		-

Earnings from operations excluding restructuring charges	$27,884		$22,301	25.0%

Americas Commercial selling, general and administrative expenses	$87,179		$87,847
Americas restructuring charge (Note 1)	(1,442)		-

Americas Commercial selling, general and administrative expenses excluding the Americas restructuring charge	$85,737		$87,847	(2.4	) %

Americas Commercial Earnings from operations	$25,003		$29,614
Americas restructuring charge (Note 1)	1,442		-

Americas Commercial earnings excluding the Americas restructuring charge	$26,445		$29,614	(10.7	) %

KELLY SERVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (continued)

(UNAUDITED)

(In thousands of dollars except per share data)

	Fourth Quarter
	2007	2006	% Change
Americas Earnings from operations	$42,419	$44,699
Americas restructuring charge (Note 1)	1,442	-

Americas earnings excluding the Americas restructuring charge	$43,861	$44,699	(1.9	) %

International Commercial selling, general and administrative expenses	$73,622	$61,875
UK restructuring charge (Note 2)	99	-

International Commercial selling, general and administrative expenses excluding the UK restructuring charge	$73,721	$61,875	19.1%

International Commercial Earnings from operations	$5,658	$255
UK restructuring charge (Note 2)	(99)	-

International Commercial earnings excluding the UK restructuring charge	$5,559	$255	NM

International Earnings from operations	$6,633	$506
UK restructuring charge (Note 2)	(99)	-

International earnings excluding the UK restructuring charge	$6,534	$506	NM

KELLY SERVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (continued)

(UNAUDITED)

(In thousands of dollars except per share data)

	First Quarter
	2007		2006
	Amount	Per Share	Amount	Per Share
Earnings from continuing operations	$5,258	$0.14	$8,172	$0.23
Restructuring charges, net of taxes (Note 2)	2,634	0.07	—	—

Earnings from continuing operations excluding restructuring charges, net of taxes	$7,892	$0.21	$8,172	$0.23

	Second Quarter
	2007		2006
	Amount	Per Share	Amount	Per Share
Earnings from continuing operations	$15,311	$0.41	$11,850	$0.33
Restructuring charges, net of taxes (Note 2)	2,448	0.07	—	—

Earnings from continuing operations excluding restructuring charges, net of taxes	$17,759	$0.48	$11,850	$0.33

	Third Quarter
	2007		2006
	Amount	Per Share	Amount	Per Share
Earnings from continuing operations	$14,682	$0.40	$16,435	$0.45
Restructuring charges, net of taxes (Notes 1 & 2)	1,882	0.05	—	—

Earnings from continuing operations excluding restructuring charges, net of taxes	$16,564	$0.45	$16,435	$0.45

KELLY SERVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(UNAUDITED)

(In thousands of dollars except per share data)

	December Year to Date
	2007		2006
	Amount	Per Share	Amount	Per Share
Earnings from continuing operations	$53,724	$1.47	$56,785	$1.56
Restructuring charges, net of taxes (Notes 1 & 2)	7,766	0.21	-	-

Earnings from continuing operations excluding restructuring charges, net of taxes	$61,490	$1.68	$56,785	$1.56

	December Year to Date
	2007		2006	% Change
Selling, general and administrative expenses	$909,009		$828,685
Restructuring charges (Notes 1 & 2)	(8,889)		-

Selling, general and administrative expenses excluding restructuring charges	$900,120		$828,685	8.6%

Earnings from operations	$80,080		$78,041
Restructuring charges (Notes 1 & 2)	8,889		-

Earnings from operations excluding restructuring charges	$88,969		$78,041	14.0%

Americas Commercial selling, general and administrative expenses	$349,709		$344,883
Americas restructuring charge (Note 1)	(2,953)		-

Americas Commercial selling, general and administrative expenses excluding the Americas restructuring charge	$346,756		$344,883	0.5%

Americas Commercial Earnings from operations	$88,054		$102,935
Americas restructuring charge (Note 1)	2,953		-

Americas Commercial Earnings excluding the Americas restructuring charge	$91,007		$102,935	(11.6	) %

KELLY SERVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (continued)

(UNAUDITED)

(In thousands of dollars except per share data)

	December Year to Date
	2007	2006	% Change
Americas Earnings from operations	$147,215	$161,025
Americas restructuring charge (Note 1)	2,953	-

Americas Earnings excluding the Americas restructuring charge	$150,168	$161,025	(6.7	) %

International Commercial selling, general and administrative expenses	$272,733	$233,080
UK restructuring charge (Note 2)	(5,936)	-

International Commercial selling, general and administrative expenses excluding the UK restructuring charge	$266,797	$233,080	14.5%

International Commercial Earnings from operations	$10,064	$567
UK restructuring charge (Note 2)	5,936	-

International Commercial Earnings excluding the UK restructuring charge	$16,000	$567	NM

International Earnings from operations	$12,781	$1,208
UK restructuring charge (Note 2)	5,936	-

International Earnings excluding the UK restructuring charge	$18,717	$1,208	NM

KELLY SERVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(UNAUDITED)

(In thousands of dollars except per share data)

Management believes that the non-GAAP (Generally Accepted Accounting Principles) information excluding the restructuring charges is useful to understand the Company’s fiscal 2007 financial performance and increases comparability with prior year results. Specifically, Management believes that excluding this item allows for a more meaningful comparison of current period operating performance with the operating results of prior periods. These non-GAAP measures may have limitations as analytical tools because they exclude items which can have a material impact on cash flow and earnings per share. As a result, Management considers these measures, along with reported results, when it reviews and evaluates the Company’s financial performance. Management believes that these measures provide greater transparency to investors and provide insight into how Management is evaluating the Company’s financial performance. Non-GAAP measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

(1) The Americas restructuring charge is comprised of facility exit costs associated with the closure of 58 branch locations and the accelerated depreciation of the leasehold improvements and personal property at the impacted locations.

(2) The UK restructuring charge is comprised of facility exit costs associated with the closure of 22 branch locations and the accelerated depreciation of the leasehold improvements and personal property at the impacted locations.